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                                                   EXHIBIT 25

                        POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Peter H. Kelley, Ronald J. Endres, and David J. Kvapil, or any of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 1993 of Southern Union Company, a Delaware corporation, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the American Stock Exchange.

Dated: March 23, 1994


/s/ JOHN E. BRENNAN                   /s/ GEORGE L. LINDEMANN
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John E. Brennan                       George L. Lindemann



/s/ FRANK W. DENIUS                  /s/ ROGER J. PEARSON
- -----------------------------         ------------------------------
Frank W. Denius                      Roger J. Pearson



/s/ AARON I. FLEISCHMAN              /s/ GEORGE ROUNTREE, III
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Aaron I. Fleischman                  George Rountree, III



/s/ ADAM M. LINDEMANN               /s/ DAN K. WASSONG
- -----------------------------         ------------------------------
Adam M. Lindemann                   Dan K. Wassong